Exhibit 10.1

Ninth Amendment to the
First Amended and Restated Agreement
of Limited Partnership
of SL Green Operating Partnership, L.P.

This Amendment is made as of November 30, 2011 by SL Green Realty Corp., a Maryland corporation, as managing general partner (the “Company” or the “Managing General Partner”) of SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and as attorney-in-fact for the Persons named on Exhibit A to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of August 20, 1997, as amended from time to time (the “Partnership Agreement”), for the purpose of amending the Partnership Agreement.  Capitalized terms used herein and not defined shall have the meanings given to them in the Partnership Agreement.

WHEREAS, pursuant to that certain Sale-Purchase Agreement (the “SPA”), dated as of September 19, 2011, between 51E42 GP Owner LLC, a Delaware limited liability company, as purchaser (“Purchaser”), and Oceanway Shipping Co. Limited, a Delaware corporation (“Seller”), Purchaser has agreed to acquire Seller’s five percent (5%) general partnership interest in Maritime Investment Company L.P., a New York limited partnership (the “Maritime Interests”) in exchange for, among other things, redeemable preferred partnership units of the Partnership.

WHEREAS, the Partnership owns a direct or indirect interest in the Purchaser.

WHEREAS, Section 4.02A of the Partnership Agreement grants the Managing General Partner authority to cause the Partnership to issue interests in the Partnership to Persons other than the Managing General Partner in one or more classes or series, with such designations, preferences and relative, participating optional or other special rights, powers and duties as may be determined by the Managing General Partner in its sole and absolute discretion, subject to applicable Delaware law.

WHEREAS, the Managing General Partner has determined that, in connection with the issuance of the redeemable preferred partnership units contemplated by the SPA, it is necessary and desirable to amend the Partnership Agreement to create and set forth the terms of the redeemable preferred partnership units having the designations, rights and preferences set forth herein.

WHEREAS, solely to the extent necessary to effect the establishment of the Series H Preferred Units (as defined herein) with the terms and conditions described herein, the following shall be deemed to amend Articles V and VI and Section 8.06 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Managing General Partner hereby amends the Partnership Agreement as follows:

1.           Article I of the Partnership Agreement is hereby amended by adding the following definition:

“Series H Preferred Units” means the series of Partnership Units established pursuant to the Ninth Amendment to this Partnership Agreement, representing units of Limited Partnership Interest designated as the Series H Preferred Units, with the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of repurchase and conversion as described herein.

2.           In accordance with Section 4.02A of the Partnership Agreement, set forth below are the terms and conditions of the Series H Preferred Units hereby established:

A.           Designation and Number.  A series of Partnership Units, designated as Series H Preferred Units, is hereby established.  The maximum number of Series H Preferred Units shall be 80,000.

B.           Rank.  The Series H Preferred Units, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) junior to the Class A Units, the Class B Units (collectively, the “Common Units”) and all Partnership Interests outstanding or issued in the future by the Partnership unless the terms of such Partnership Interests provide that such Partnership Interests rank junior or on a parity with the Series H Preferred Units and (b) senior to all other classes of common Partnership Interests.

C.           Distributions.

(i)           Pursuant to Section 5.01 of the Partnership Agreement but subject to the rights of holders of any Partnership Units ranking senior to the Series H Preferred Units as to the payment of distributions, the holders of the then outstanding Series H Preferred Units shall be entitled to receive, when, as and if authorized by the Managing General Partner, out of Available Cash, cumulative quarterly preferential cash distributions in an amount per unit equal to 6.0% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.50 per unit).  Distributions on the Series H Preferred Units shall be fully cumulative from the date of original issuance and shall be payable quarterly when, as and if authorized by the Managing General Partner, in equal amounts in arrears on the fifteenth of each July, October, January and April or, if not a business day, the next succeeding business day (each, a “Series H Preferred Unit Distribution Payment Date”). Any distribution (including the initial distribution) payable on the Series H Preferred Units for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distribution period shall mean the period from and including the date of original issuance and ending on but excluding the next Series H Preferred Unit Distribution Payment Date, and each subsequent period from and including such Series H Preferred Unit Distribution Payment Date and ending on but excluding the next following Series H Preferred Unit Distribution Payment Date.

(ii)           No distribution on the Series H Preferred Units shall be authorized by the Managing General Partner or declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Managing General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(iii)           Notwithstanding the foregoing, distributions with respect to the Series H Preferred Units shall accumulate whether or not any of the foregoing restrictions exist, whether or not there is sufficient Available Cash for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on Series H Preferred Units shall not bear interest and holders of the Series H Preferred Units shall not be entitled to any distributions in excess of full cumulative distributions.  Any distribution payment made on the Series H Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

(iv)           Except as provided in section 2.C.(v), unless full cumulative distributions have been or contemporaneously are declared and paid or authorized, and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Units for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series H Preferred Units as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Partnership) shall be authorized, declared or paid or set apart for payment nor shall any other distribution be authorized, declared or made upon any other Partnership Interests ranking, as to the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Partnership, junior to the Series H Preferred Units for any period, nor shall any other Partnership Interests ranking junior to the Series H Preferred Units as to the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Partnership, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series H Preferred Units as to the payment of distributions and the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership).

(v)           When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Units and any other Partnership Interests ranking on a parity as to the payment of distributions with the Series H Preferred Units, all distributions authorized and declared upon the Series H Preferred Units and any other Partnership Interests ranking on a parity as to the payment of distributions with the Series H Preferred Units shall be declared pro rata so that the amount of distributions authorized and declared per Series H Preferred Unit and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated distributions per each Series H Preferred Unit and such other Partnership Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other.

D.           Allocations.  Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series H Preferred Units in accordance with Article VI of the Partnership Agreement.

E.           Liquidation Preference.

(i)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holders of the Series H Preferred Units shall be entitled to receive out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.02.A of the Partnership Agreement a liquidation preference of $25.00 per Series H Preferred Unit, plus an amount equal to any accumulated and unpaid distributions (whether or not earned or authorized) to the date of payment (the “Series H Liquidation Value”), before any distribution of assets is made to holders of Common Units or any other Partnership Interests that rank junior to the Series H Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, but subject to the preferential rights of the holders of Partnership Interests ranking senior to the Series H Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership.

(ii)           If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership legally available for distribution to its Partners are insufficient to make such full payment to the holders of the Series H Preferred Units, and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series H Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, then the holders of the Series H Preferred Units, and all other holders of such Partnership Interests on a parity with the Series H Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and unpaid distributions) to which they would otherwise be respectively entitled.

(iii)           After payment of the full amount of the Series H Liquidation Value, the holders of the Series H Preferred Units, shall have no right or claim to any of the remaining assets of the Partnership.

(iv)           None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

F.           Repurchase Rights.

(i)           Repurchase at the option of the holder.

(a)           The holders of the Series H Preferred Units shall have the right to require the Partnership to repurchase the Series H Preferred Units in accordance with the Partnership Agreement (the “Repurchase Right”), subject to paragraph (b) of this Section 2.F(i); provided, that the repurchase price per Series H Preferred Unit upon such repurchase shall be paid by the Partnership in cash and shall be in an amount equal to the Series H Liquidation Value of such Series H Preferred Units to the date of such repurchase (the “Repurchase Consideration”).

(b)           Each holder of Series H Preferred Units who desires to require the Partnership to repurchase all or a portion of the Series H Preferred Units shall provide notice to the Partnership (with a copy to the Managing General Partner) in the form of the Notice of Repurchase Demand attached as Exhibit A hereto (a “Repurchase Demand Notice”) via facsimile, hand delivery or other mail or messenger service.  The date upon which the Partnership initially receives a Repurchase Demand Notice shall be a “Notice Date.”  A holder of Series H Preferred Units may not request repurchase of less than 10,000 Series H Preferred Units or, if such holder of Series H Preferred Units holds less than 10,000 Series H Preferred Units, for less than all of the Series H Preferred Units held by such holder of Series H Preferred Units.

(ii)           Repurchase at the option of the Partnership.

(a)           The Partnership, at its option, may redeem Series H Preferred Units, in whole or from time to time in part, at a price per unit, payable in cash, equal to the Repurchase Consideration.  The date of redemption shall be selected by the Managing General Partner, shall be specified in the notice of redemption and may not be earlier than the date notice of redemption is sent by the Partnership.  If full cumulative distributions on all outstanding Series H Preferred Units have not been declared and paid, or declared and set apart for payment, no Series H Preferred Units may be redeemed unless all outstanding Series H Preferred Units are simultaneously redeemed.

(b)           If the Partnership shall redeem Series H Preferred Units pursuant to this section 2.F(ii), notice of such redemption shall be given to each holder of record of the units to be redeemed.  Such notice shall be provided by mail or by recognized overnight courier at such holder’s address as the same appears in the records of the Partnership.  Neither the failure to mail any notice required by this paragraph, nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.  Each such notice shall state, as appropriate:  (i) the date of redemption; (ii) the number of Series H Preferred Units to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such units to be redeemed from such holder; (iii) the Repurchase Consideration payable on such date of redemption; and (iv) a statement as to whether or not accumulated and unpaid distributions will be payable as part of the Repurchase Consideration, or payable on the next Series H Preferred Unit Distribution Payment Date to the record holder at the close of business on the relevant record date as described in the next sentence.  Notice having been mailed as aforesaid, from and after the date of redemption (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) distributions on the Series H Preferred Units so called for redemption shall cease to accumulate on the Series H Preferred Units called for redemption, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series H Preferred Units shall cease (except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required); provided, however, that if the date of redemption for any Series H Preferred Units occurs after any Partnership Record Date and on or prior to the related Series H Preferred Unit Distribution Payment Date, the full distribution payable on such Series H Preferred Unit Distribution Payment Date in respect of such Series H Preferred Units called for redemption shall be payable on such Series H Preferred Unit Distribution Payment Date to the holders of record of such units at the close of business on the corresponding Partnership Record

Date notwithstanding the prior redemption of such units, and shall not be payable as part of the Repurchase Consideration for such units.  The Partnership’s obligation to make available the cash necessary to effect the redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable date of redemption, the Partnership shall irrevocably deposit in trust with a bank or trust company, such amount of cash as is necessary for such redemption, plus, if such date of redemption occurs after any record date and on or prior to the related Series H Preferred Unit Distribution Payment Date, such amount of cash as is necessary to pay the distribution payable on such Series H Preferred Unit Distribution Payment Date in respect of such Series H Preferred Units called for redemption, with irrevocable instructions that such cash be applied to the redemption of the Series H Preferred Units so called for redemption and, if applicable, the payment of such distribution.  No interest shall accrue for the benefit of the holders of Series H Preferred Units to be redeemed on any cash so set aside by the Partnership.  Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the applicable date of redemption shall revert to the general funds of the Partnership, after which reversion the holders of Series H Preferred Units so called for redemption shall look only to the general funds of the Partnership for the payment of such cash.

(c)           If fewer than all the outstanding Series H Preferred Units are to be redeemed, shares to be redeemed shall be selected by the Partnership from outstanding Series H Preferred Units not previously called for redemption by lot or, with respect to the number of Series H Preferred Units held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Managing General Partner in its discretion to be equitable.

(iii)           From and after the applicable repurchase date, the Series H Preferred Units so repurchased shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series H Preferred Units shall cease.

G.           Voting Rights.  Except as required by applicable law, the Series H Preferred Units shall have no voting rights, except that no amendment of the Partnership Agreement shall be made that materially adversely affects the rights of the holders of Series H Preferred Units without the consent of a majority of such holders (unless all holders of Partnership Interests are materially adversely affected to the same degree).  For the avoidance of doubt, any amendment to create, establish or amend the rights and designations of a series of Partnership Units shall not require the consent of the holders of the Series H Preferred Units.

H.           Conversion.  The Series H Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.

I.           Transfer.  In addition to the restrictions set forth in Section 11.03 of the Partnership Agreement, except as set forth in section 2.F above, a holder of the Series H Preferred Units may not Transfer any of the Series H Preferred Units (including, in the case of a holder that is an entity, by dividend or distribution to its equity holders or other members) without the consent of the Managing General Partner, which consent may be withheld in the Managing General Partner’s sole discretion.  Any attempt to effect a Transfer of the Series H Preferred Units without the Managing General Partner’s consent shall be void ab initio.  For purposes of this section 2.I, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

The term “Transfer” as used in this section 2.I or Article XI of the Partnership Agreement shall not include any repurchase of the Series H Preferred Units by the Partnership.

J.           Restrictions on Ownership.  No person that is not a legal resident of the United States of America shall be permitted to beneficially own, directly or indirectly for U.S. federal income tax purposes, any Series H Preferred Units.  The acquisition of any Series H Preferred Units by any person that is not a legal resident of the United States of America, whether or not in accordance with Section 2.I above, shall be void ab initio.

3.           Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Managing General Partner hereby ratifies and confirms.

4.           This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5.           If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

SL GREEN REALTY CORP., a Maryland corporation,
as Managing General Partner of SL Green Operating Partnership, L.P.
and on behalf of existing Limited Partners

By:	/s/ Andrew S. Levine
Name: Andrew Levine
Title: Executive Vice President

Exhibit A
Notice of Repurchase Demand

The undersigned holder of Series H Preferred Units hereby irrevocably requests SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to repurchase the number of Series H Preferred Units stated herein in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., as amended from time to time in accordance with its terms, and the Repurchase Right referred to therein; and the undersigned irrevocably (i) surrenders such Series H Preferred Units and all right, title and interest therein and (ii) directs that the Repurchase Consideration deliverable in accordance with this Notice be delivered in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has good and unencumbered title to the Series H Preferred Units that are the subject of this Notice, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to demand repurchase and surrender the Series H Preferred Units that are the subject of this Notice and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such repurchase and surrender.

Number of Series H Preferred Units tendered:

Dated:

Name:
(Please Print)

(Signature)

(Street Address)

(City) (State) (Zip Code)

9